UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2015

New Peoples Bankshares, Inc.

(Exact name of registrant as specified in its charter)

VIRGINIA	000-33411	31-1804543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

67 Commerce Drive

Honaker, Virginia 24260

(Address of principal offices, including zip code)

(276) 873-7000

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

New Peoples Bankshares, Inc. (the “Company”) held its 2015 Annual Shareholders’ Meeting (the “Annual Meeting”) on June 2, 2015. A total of 22,878,654 shares of the Company’s Common Stock were entitled to vote as of March 30, 2015, the record date for the Annual Meeting. There were 14,758,567 shares present at the Annual Meeting in person or by proxy, and the shareholders voted on three proposals.

Proposal 1: Election of Directors

The shareholders elected three directors to serve three-year terms expiring in 2018. The three directors elected to serve the three-year terms were Joe M. Carter, Harold Lynn Keene, and Fred W. Meade. The results of the vote were as follows:

Nominees	Votes FOR	Votes Withheld	Broker Non-Votes
Joe M. Carter	14,347,944	136,518	274,105
Harold Lynn Keene	14,352,399	132,063	274,105
Fred W. Meade	14,366,097	118,365	274,105

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

The shareholders approved a non-binding advisory resolution to approve the compensation of the Company’s named executive officers. The results of the vote follow:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Broker Non-Votes
11,431,310	200,512	2,852,640	274,105

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

The shareholders voted to ratify the Company’s Audit Committee of the Board of Directors’ appointment of Elliott Davis Decosimo, LLC to serve as its independent registered public accounting firm for the year ending December 31, 2015. The results of the vote follow:

Votes FOR	Votes AGAINST	Votes ABSTAIN	Uncast Votes
14,497,068	47,419	212,437	1,643

Item 8.01	Other Events

On June 2, 2015, members of management of the Company made a presentation at the Annual Meeting. A copy of the presentation is attached to this report as Exhibit 99.1 and is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for any purpose.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibit is included with this report:

Exhibit No.	Exhibit Description

99.1	Presentation of the Company delivered at the 2015 Annual Shareholders’ Meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Peoples Bankshares, Inc.

Date: June 4, 2015	/s/ Joseph D. Pennington
Joseph D. Pennington
Senior Vice President and Chief Financial Officer and Secretary